EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANTS

COMPANY NAME	STATE OF INCORPORATION
AAC Subsidiary, LLC	Delaware
Airport Parking Management Inc.	Delaware
Atlantic Aviation Corporation	Delaware
Atlantic Aviation Flight Support, Inc.	Delaware
Atlantic Aviation Holding Corporation	Delaware
Atlantic Aviation Philadelphia, Inc.	Delaware
Brainard Airport Services, Inc.	Connecticut
Bridgeport Airport Services, Inc	Connecticut
BTV Avcenter, Inc.	Delaware
Charter Oak Aviation, Inc.	Connecticut
Communications Infrastructure LLC	Delaware
Eagle Aviation Resources, Ltd.	Nevada
ETT National Power, Inc.	Illinois
ETT Nevada, Inc.	Nevada
Executive Air Support, Inc	Delaware
FLI Subsidiary, LLC	Delaware
Flightways of Long Island, Inc.	New York
Futura Natural Gas LLC	Delaware
General Aviation Holdings, LLC	Delaware
General Aviation of New Orleans, LLC	Louisiana
General Aviation, LLC	Louisiana
ILG Avcenter, Inc.	Delaware
Macquarie Airports North America Inc.	Delaware
Macquarie Americas Parking Corporation	Delaware
Macquarie Aviation North America 2 Inc.	Delaware
Macquarie Aviation North America Inc.	Delaware
Macquarie District Energy Holdings LLC	Delaware
Macquarie District Energy Inc.	Delaware
Macquarie FBO Holdings LLC	Delaware
Macquarie Gas Holdings LLC	Delaware
Macquarie Infrastructure Company Inc. (d/b/a Macquarie Infrastructure Company (US))	Delaware
Macquarie Yorkshire Limited	United Kingdom
Macquarie Yorkshire LLC	Delaware
MDE Thermal Technologies Inc.	Illinois
MIC European Financing S.a.r.l.	Luxembourg
Newport FBO Two LLC	Delaware
North America Capital Holding Company	Delaware
Northwind Aladdin LLC	Nevada
Northwind Chicago LLC	Delaware
Northwind Midway, LLC	Delaware
Palm Springs FBO Two LLC	Delaware
Parking Company of America Airports Holdings, LLC	Delaware
Parking Company of America Airports Phoenix, LLC	Delaware
Parking Company of America Airports, LLC	Delaware
PCA Airports, Ltd.	Texas

163

COMPANY NAME	STATE OF INCORPORATION
PCAA Chicago, LLC	Delaware
PCAA GP, LLC	Delaware
PCAA LP, LLC	Delaware
PCAA Missouri, LLC	Delaware
PCAA Oakland, LLC	Delaware
PCAA Parent, LLC	Delaware
PCAA Properties, LLC	Delaware
PCAA SP, LLC	Delaware
PCAA SP-OK, LLC	Delaware
RCL Properties, LLC	Pennsylvania
Seacoast (PCAA) Holdings Inc.	Delaware
South East Water LLC	Delaware
Thermal Chicago Corporation	Delaware

164